UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2010
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On January 5, 2010, Lakes Tunica Casino Management, LLC (“Lakes”), an indirect wholly owned subsidiary of Lakes Entertainment, Inc. entered into a Development Services and Management Agreement (“Agreement”) with Abston-McKay Ventures, LLC, wherein Lakes agreed to perform certain development and management services for the development and management of a potential casino located in Tunica, Mississippi (“Casino”). The term of the Management Agreement is for five years, with a three year option at Lakes’s discretion if, during each of the final two fiscal years of the initial term, the Casino achieves certain EBITDA thresholds. In exchange for its services, Lakes shall receive (a) a financing fee equal to $500,000 upon financing the development, (b) $50,000 per month during the term of the Agreement, and (c) a percentage of EBITDA calculated at the end of each fiscal year equal to 9% of the first $10 million of EBITDA, 11% of EBITDA between $10 million and $20 million, and 13% of all EBITDA in excess of $20 million.
     A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibit
10.1	Development Services and Management Agreement by and between Lakes Tunica Casino Management, LLC and Abston-McKay Ventures, LLC, effective January 5, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)

Date: January 8, 2010	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer